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                                  Exhibit 16.1

Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, DC  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4(a) of Form 8-K Ascent Entertainment Group, Inc. dated April 26, 2000.

Yours truly,

By:/s/ Deloitte & Touche LLP
   -------------------------
Deloitte & Touche LLP

Denver, Colorado
April 25, 2000